Exhibit 10.94

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 1 TO SUPPLY AGREEMENT

This Amendment No. 1 to Supply Agreement (this “Amendment”) is entered into as of this 8th day of January, 2009 between JIANGXI JINKO SOLAR CO., LTD. (hereinafter “JINKO”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”).  HOKU and JINKO are sometimes referred to in the singular as a “Party” or in the plural as the “Parties”.

Recitals

Whereas, HOKU and JIANGXI KINKO ENERGY CO., LTD. (“KINKO”) are parties to that certain Supply Agreement dated as of July 25, 2008 (the “Supply Agreement”), pursuant to which KINKO has agreed to purchase from HOKU, and HOKU has agreed to sell to KINKO, [*] metric tons of Products per Year over a ten Year period; and

Whereas, HOKU was informed on December 24, 2008, that KINKO had changed its name to “JIANGXI JINKO SOLAR CO., LTD.”; and

Whereas, HOKU and JINKO desire to amend certain provisions of the Supply Agreement as set forth herein to, among other things, reduce JINKO’s annual purchase commitment, and HOKU’s annual supply commitment, to [*] metric tons of Products per Year over a ten Year period;

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Amendment, the Parties hereby agree as follows:

Agreement

1.           Definitions.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meetings set forth in the Supply Agreement.

2.           Amendments.  The following provisions of the Supply Agreement are amended or amended and restated as follows.

2.1.           All references in the Supply Agreement to “JIANGXI KINKO ENERGY CO., LTD.” shall be deemed references to “JIANGXI JINKO SOLAR CO., LTD.” and all references to “KINKO” shall be deemed references to “JINKO”.

JINKO Initials & Date __XL 12/22/08_____	HOKU Initials & Date ___DS 1/8/2009________________________

2.2.          Section 1.6 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

 1.6           “Minimum Annual Quantity of Product” means [*] metric tons ([*] kilograms).

2.3.          The last sentence of Section 2 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

This Agreement constitutes a firm order from JINKO for [*] metric tons of Product that cannot be cancelled during the term of this Agreement, except as set forth in Section 9 below.

2.4.         Section 5.2 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

5.2.           On or before January 5, 2009, JINKO shall provide HOKU with a deposit of Ten Million U.S. Dollars (US$10,000,000) via wire transfer of immediately available funds (the “Second Deposit”) as advance payment for Products to be delivered under this Agreement.

2.5.          Section 5.3 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

5.3           On or before March 31, 2009, JINKO shall provide HOKU with a deposit of Thirteen Million U.S. Dollars ($13,000,000) via wire transfer of immediately available funds (the “Third Deposit” and together with the Initial Deposit and the Second Deposit, the “Total Deposit”) as advance payment for Products to be delivered under this Agreement.

2.6.          To eliminate the requirement that JINKO provide the First Letter of Credit, Section 5.4 of the Supply Agreement is amended and restated in its entirety to read as follows:

5.4           [Reserved]

2.7.          To eliminate the requirement that JINKO provide the Second Letter of Credit, Section 5.5 of the Supply Agreement is amended and restated in its entirety to read as follows:

5.5           [Reserved]

2.8.          Section 9.3 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

9.3.           HOKU shall have the right to terminate this Agreement and retain the Initial Deposit and the Second Deposit as liquidated damages if JINKO fails to pay the Third Deposit when due in accordance with Section 5.3 of this Agreement (as amended).

2.9.          Appendix 1 to the Supply Agreement is amended to account for the reduction in Product volume from [*] metric tons per Year to [*] metric tons per Year.

JINKO Initials & Date __XL 12/22/08_____	HOKU Initials & Date ___DS 1/8/2009________________________

3.           In exchange for HOKU’s acceptance of this Amendment to the Supply Agreement, JINKO agrees to provide HOKU, at HOKU’s sole option, wafer manufacturing (tolling) services for up to [*] metric tons of polysilicon per Year for the term of the Supply Agreement. If HOKU so elects in any given Year, then the polysilicon to be manufactured into wafers shall be provided by HOKU in addition to the [*] metric tons of polysilicon due to JINKO during the applicable Year under the terms of the Supply Agreement (as amended hereby), and shall be provided to JINKO at HOKU’s cost. The Parties agree that per-wafer pricing for this service shall be determined through negotiation on an annual basis. These negotiations shall be concluded no later than two months prior to the commencement of the applicable Year, at which time HOKU shall provide JINKO with an estimate of the expected volume, if any, of polysilicon to be manufactured into wafers during the Year to follow. JINKO shall affirm that the pricing offered to HOKU at such time shall be JINKO’s most preferential rate, and no greater than the lowest per-wafer tolling price charged to any of JINKO's other customers at such time.

4.           Except as specifically amended herein, the terms of the Supply Agreement shall continue in full force and effect without modification or amendment.

5.           HOKU hereby (A) acknowledges that it has received in full the Second Deposit pursuant to Section 5.2 of the Supply Agreement, as amended by this Amendment, and (B) waives all its rights with respect to breaches by JINKO of Sections 5.1, 5.2 and 5.4 of the Supply Agreement effective before this Amendment.

JINKO Initials & Date __XL 12/22/08_____	HOKU Initials & Date ___DS 1/8/2009________________________

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Supply Agreement as of the date first set forth above.

JINKO:		HOKU:

JIANGXI JINKO SOLAR CO., LTD.		HOKU MATERIALS, INC.

By:	/s/ Xiande Li	By:	/s/ Dustin M. Shindo

Name:	Xiande Li	Name:	Dustin M. Shindo

Title:	Chairman	Title:	Chairman & CEO
Authorized Signatory		Authorized Signatory

Date:	December 22, 2008	Date:	January 8, 2009

JINKO Initials & Date __XL 12/22/08_____	HOKU Initials & Date ___DS 1/8/2009________________________
Signature Page to Amendment No. 1 to Supply Agreement